Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 29, 2022 relating to the financial statement of GE Healthcare Holding LLC appearing in GE Healthcare Holding LLC’s Registration Statement on Form 10 (Commission File No. 001-41528).

/s/ Deloitte & Touche LLP

Chicago, Illinois

December 29, 2022